Exhibit 99.1

pdvWireless Reports Third Quarter Results

WOODLAND PARK, NJ – February 8, 2019 – pdvWireless, Inc. (NASDAQ: PDVW), focused on developing private broadband solutions on its 900 MHz licensed nationwide spectrum for critical infrastructure and industry, today announced its results for the third quarter ended December 31, 2018.

During the quarter, the company saw continued growth in the demand for private broadband networks while continuing to focus on its regulatory proceeding.

“Based on the industry’s growing demand for private broadband networks to solve grid modernization challenges, we developed and launched the Utilities Broadband Alliance, or UBBA,” said Rob Schwartz, President and COO of pdvWireless. “This industry led alliance represents the collaboration of utilities and ecosystem partners to define a roadmap for the adoption of private broadband networks focused on the critical communications needs of the industry.”

Morgan E. O’Brien, CEO of pdvWireless, also commented, “Our first priority is our regulatory proceeding, where in conversations with FCC staff, we continue to anticipate FCC action on our rulemaking petition soon. However, the recent month-long closing of the Federal Government, including virtually all of the FCC, has no doubt caused a substantial backlog of items requiring FCC attention, including our own.”

Financial Results

Revenue for the Company’s third fiscal quarter ended December 31, 2018 was $1.5 million, compared with $1.6 million in the same period of the prior year. Revenue for the nine months ended December 31, 2018 was $5.2 million compared with $4.6 million for the same period of the prior year. The decline in the three-month period resulted from the previously announced loss of one of the Company’s pdvConnectTM customers. The increase during the nine-month period resulted from growth in the Company’s TeamConnectSM and Diga-Talk product offerings.

The net loss for the Company’s third fiscal quarter was ($8.4 million), or ($0.57) per share, versus a net loss of ($0.1 million), or ($0.01) per share, for the similar period of the prior year.  The net loss for the nine months ended December 31, 2018 was ($32.4 million), or ($2.23) per share, versus a net loss of ($16.2 million), or ($1.12) per share, for the similar period of the prior year. The additional losses in the three-month period were primarily attributable to the reversal of the income tax provision accrued under the Tax Cuts and Jobs Act of 2017. In addition, for the nine-month period the loss included restructuring charges taken related to the Company’s  plan to better align its focus and resources to pursue its FCC initiatives and prepare for the future deployment of broadband and other advanced technologies and services.

Cost of revenue for the three months ended December 31, 2018 was $1.6 million, a decrease of 20.0% over the prior fiscal year’s comparable period. The improvement resulted mostly from headcount reductions and employees reassigned to other areas of the business to support our strategic initiatives as well as lower costs to maintain our 900 MHz network. For the nine months ended December 31, 2018, cost of revenue was $5.6 million, which was relatively flat versus the prior year nine-month period.

Total operating expenses of $8.6 million for the three months ended December 31, 2018 were $0.9 million, or 12.2%, higher than the three months ended December 31, 2017. The increase was primarily attributable to a $0.4 million increase in restructuring charges and a $1.3 million increase in general and administrative expenses, which includes increased costs for existing headcount as well as costs associated with the Company’s strategic initiatives. These increases were partially offset by $1.0 million for lower sales and support costs primarily resulting from the June 2018 reduction in force.

Total operating expenses for the nine months ended December 31, 2018 were $33.1 million and were $11.0 million, or 49.8%, higher than the nine months ended December 31, 2017. The primary drivers of the increase resulted from $8.5 million in restructuring charges and $0.7 million for the impairment charge taken to reduce the carrying value of the Company’s radios for the TeamConnect business, as well as $3.5 million for increased costs related to existing headcount in general and administrative and higher consulting expenses related to the Company’s strategic initiatives.

Adjusted EBITDA for the third quarter ended December 31, 2018 was negative ($6.6 million) versus negative ($5.9 million) for the similar period of the prior year. Adjusted EBITDA for the nine months ended December 31, 2018 was negative ($22.4 million) versus negative ($17.1 million) for the same period in the prior year. The primary reason for the increase in negative EBITDA in both periods resulted from the cash portion of the restructuring charges.

In furtherance of the Company’s previously announced restructuring plan in June 2018, it entered into agreements to transfer its TeamConnect and pdvConnect businesses to A BEEP LLC and Goosetown Enterprises, Inc. (“Goosetown”) on January 2, 2019. In addition, the Company entered into a memorandum of understanding with the principals of Goosetown on December 31, 2018 that assigns the intellectual property rights to its TeamConnect and pdvConnect related applications and software to a newly created entity, TeamConnect LLC, in exchange for a 19.5% interest in the LLC. The Company will continue operating trunked facilities in the markets in which customers are being transferred and in other markets in which it holds FCC licenses.

Cash Position

The Company remains debt free and has a strong cash position, with $82.3 million in available cash as of December 31, 2018, a decrease of $3.3 million from September 30, 2018. The decrease from the prior period was lower than prior periods due to proceeds from stock option exercises and lower payroll costs, partially offset by continued investments in the pursuit of business and spectrum initiatives.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT today, February 8, 2019, to discuss its third quarter fiscal year 2019 financial results and update investors on its strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 and using the conference code 971534. The earnings call will be available for replay until February 22, 2019 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. (NASDAQ: PDVW) is focused on developing and offering solutions that leverage its spectrum assets for the deployment of next generation private broadband networks designed to meet the needs of critical infrastructure and enterprise customers. We are the largest holder of licensed nationwide spectrum in the 900 MHz spectrum band throughout the contiguous United States, plus Hawaii, Alaska and Puerto Rico. On average, we hold approximately 60% of the channels in the Part 90 portion of the 900 MHz band in the top 20 metropolitan market areas in the United States. We are currently pursuing a regulatory proceeding at the Federal Communications Commission that seeks to modernize and realign a portion of the 900 MHz band to increase its usability and capacity and accommodate the future deployment of broadband technologies and services. At the same time, we are expecting to enable private broadband network solutions, leveraging our spectrum, that address the growing and unmet needs of our targeted critical infrastructure and enterprise customers. Our Chairman, Brian McAuley, and CEO, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in telecom operations and successfully developing regulatory driven spectrum initiatives to address the unmet wireless communications needs of businesses. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, depreciation – cost of revenue, interest (income) expense-net, other (income) expense-net, income tax expense (benefit) and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation from, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with

GAAP and any reconciliation to those financial statements should be carefully evaluated. This non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the regulatory status, timing and results of the Company’s initiatives and related activities involving the FCC, the Company’s spectrum and other business initiatives and opportunities, the success of its restructuring plans and commercial transactions aimed at reducing the future operating costs of its TeamConnect and pdvConnect businesses. Any forward-looking statements contained herein are based on the Company’s current expectations but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s spectrum initiatives, including its FCC proceedings aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, which contemplates the utilization of such spectrum for the future deployment of broadband technologies and services, may not be successful on a timely basis or at all, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; (ii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iii) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (iv) the Company’s ability to control the costs and to achieve the expected operational benefits and long- term cost savings of its restructuring plans, including the transfer of its TeamConnect and pdvConnect businesses;  (v) the wireless communications industry is highly competitive and the Company may not be able to compete successfully; and (vi) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, filed with the SEC on August 9, 2018. Modifications to those factors and/or additional factors are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 8, 2019. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Natasha Vecchiarelli Director of Corporate Communications pdvWireless, Inc. 973-531-4397 nvecchiarelli@pdvwireless.com

pdvWireless, Inc.

Consolidated Statements of Operations

(dollars in thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2018	2017 (As Restated)	2018	2017 (As Restated)
Operating revenues
Service revenue	$1,155	$1,232	$3,798	$3,500
Spectrum revenue	182	182	547	547
Other revenue	164	187	854	532
Total operating revenues	1,501	1,601	5,199	4,579
Cost of revenue
Sales and service	1,614	2,016	5,562	5,628
Gross loss	(113)	(415)	(363)	(1,049)
Operating expenses
General and administrative	6,723	5,464	18,882	15,341
Sales and support	620	1,619	3,116	5,009
Product development	654	592	1,864	1,772
Restructuring costs	418	—	8,540	—
Impairment of long-lived assets	200	—	730	—
Total operating expenses	8,615	7,675	33,132	22,122
Loss from operations	(8,728)	(8,090)	(33,495)	(23,171)
Interest expense	—	(1)	—	(2)
Interest income	393	197	1,079	494
Other income (expense)	(16)	(9)	(16)	(29)
Loss before income taxes	(8,351)	(7,903)	(32,432)	(22,708)
Income tax expense	—	(7,804)	—	(6,498)
Net loss	$(8,351)	$(99)	$(32,432)	$(16,210)
Net loss per common share basic and diluted	$(0.57)	$(0.01)	$(2.23)	$(1.12)
Weighted-average common shares used to compute basic and diluted net loss per share	14,614,793	14,451,313	14,539,377	14,445,627

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Nine months ended
	December 31,		December 31,
	2018	2017 (As Restated)	2018	2017 (As Restated)
Adjusted EBITDA:
Net Loss	$(8,351)	$(99)	$(32,432)	$(16,210)
Income tax expense	—	(7,804)	—	(6,498)
Interest (income) expense - net	(393)	(196)	(1,079)	(492)
Other (income) expense - net	16	9	16	29
Depreciation - Cost of revenue	640	659	1,963	1,913
Depreciation and amortization - Operating expenses	55	70	177	190
Stock-based compensation expense	1,459	1,483	8,936	3,998
ADJUSTED EBITDA	$(6,574)	$(5,877)	$(22,419)	$(17,070)

pdvWireless, Inc.

Consolidated Balance Sheets

(dollars in thousands, except for share data)

	December 31,	March 31,
	2018	2018 (As Restated)
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$82,349	$98,318
Accounts receivable, net of allowance for doubtful accounts of $265 and $29	583	935
Inventory	—	173
Prepaid expenses and other current assets	1,768	850
Total current assets	84,700	100,276
Property and equipment	10,376	12,775
Intangible assets	107,543	106,606
Capitalized patent costs, net	193	197
Other assets	866	486
Total assets	$203,678	$220,340
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$6,512	$4,322
Due to related parties	572	—
Accounts payable - officers	31	94
Deferred revenue	797	813
Total current liabilities	7,912	5,229
Noncurrent liabilities
Deferred revenue	3,662	4,257
Other liabilities	3,878	2,325
Total liabilities	15,452	11,811
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2018 and March 31, 2018	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,676,408 shares issued and outstanding at December 31, 2018 and 14,487,650 shares issued and outstanding at March 31, 2018	1	1
Additional paid-in capital	347,128	335,767
Accumulated deficit	(158,903)	(127,239)
Total stockholders' equity	188,226	208,529
Total liabilities and stockholders' equity	$203,678	$220,340

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(dollars in thousands)

(Unaudited)

	Nine months ended
	December 31,
	2018	2017 (As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,432)	$(16,210)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,141	2,103
Non-cash compensation expense attributable to stock awards	8,936	3,998
Deferred income taxes	—	(6,498)
Bad debt expense	280	26
Loss on disposal of assets	31	36
Impairment of long-lived assets	730	—
Changes in operating assets and liabilities
Accounts receivable	72	(153)
Inventory	173	3
Prepaid expenses and other assets	(532)	(769)
Accounts payable and accrued expenses	2,190	550
Due to related parties	572	—
Accounts payable - officers	(63)	4
Deferred revenue	(611)	(565)
Other liabilities	1,553	569
Net cash flows used by operating activities	(16,960)	(16,906)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(937)	(1,930)
Purchases of equipment	(492)	(748)
Purchases for domain name	(5)	—
Net cash used by investing activities	(1,434)	(2,678)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercise	2,564	234
Payments of withholding tax on net issuance of restricted stock	(139)	(489)
Net cash provided by (used by) financing activities	2,425	(255)
Net change in cash and cash equivalents	(15,969)	(19,839)
CASH AND CASH EQUIVALENTS
Beginning of the period	98,318	124,083
End of the period	$82,349	$104,244